EXHIBIT 99.1

A10 Networks Reports Second Quarter 2017 Financial Results

SAN JOSE, Calif., July 27, 2017 -- A10 Networks, Inc. (NYSE: ATEN), a Secure Application Services™ company, today announced financial results for its second quarter ended June 30, 2017.

Second Quarter 2017 Financial Summary

•	Revenue of $53.7 million, compared with $57.1 million in second quarter 2016

•	GAAP net loss of $8.3 million or $0.12 per basic share

•	Non-GAAP net loss of $3.1 million or $0.04 per basic share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We are disappointed with our second quarter results as a number of opportunities in our pipeline did not close in the quarter, which impacted our revenue. We are implementing a number of cross-functional actions to improve our execution, increase the effectiveness of our go-to-market activities and support growth for our expanding product portfolio,” said Lee Chen, president and chief executive officer of A10 Networks. “A10 has a deep heritage in ultra-high-performance networks that we are leveraging to expand into new markets - cloud and security. With our marquee customer base and continued innovation, we believe we are establishing a strong foundation to penetrate these faster-growing markets and drive growth and shareholder value."

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its second quarter 2017 financial results and supplemental financial information. These materials are accessible from the “Investor Relations” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter 2017 results and outlook for its third quarter of 2017. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10109990. The press release and supplemental financials will be accessible from the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to improve our execution, increase the effectiveness of our go-to-market activities, support growth for our expanding product portfolio, penetrate and expand into the cloud and security markets, and drive growth and shareholder value. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, our ability to maintain and enhance our brand and reputation, continued growth in markets relating to network security, management and analysis, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales and risks associated with our presence in international markets.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net loss. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net loss as our net loss excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included our non-GAAP net loss in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE:ATEN) is a Secure Application Services™ company, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Harmony, Thunder and A10 Lightning and Secure Application Services are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Source: A10 Networks, Inc.

Investor Contact:
Maria Riley
The Blueshirt Group
415-217-7722
investors@a10networks.com

or

Media Contact:
Ben Stricker
A10 Networks
+1-408-325-8616
bstricker@a10networks.com

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Products	$32,100	$38,797	$71,806	$75,171
Services	21,589	18,333	42,169	35,763
Total revenue	53,689	57,130	113,975	110,934
Cost of revenue:
Products	8,070	9,804	17,854	18,502
Services	4,623	4,405	8,983	8,934
Total cost of revenue	12,693	14,209	26,837	27,436
Gross profit	40,996	42,921	87,138	83,498
Operating expenses:
Sales and marketing	25,561	26,773	51,824	53,541
Research and development	16,490	14,486	33,532	29,263
General and administrative	6,989	7,230	14,150	13,891
Litigation expense	—	202	—	1,993
Total operating expenses	49,040	48,691	99,506	98,688
Loss from operations	(8,044)	(5,770)	(12,368)	(15,190)
Other income (expense), net:
Interest expense	(64)	(126)	(108)	(252)
Interest and other income (expense), net	(26)	1,020	816	1,235
Total other income (expense), net	(90)	894	708	983
Loss before income taxes	(8,134)	(4,876)	(11,660)	(14,207)
Provision for income taxes	135	59	509	263
Net loss	$(8,269)	$(4,935)	$(12,169)	$(14,470)
Net loss per share:
Basic and diluted	$(0.12)	$(0.08)	$(0.18)	$(0.22)
Weighted-average shares used in computing net loss per share:
Basic and diluted	69,770	64,861	69,173	64,584

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net loss	$(8,269)	$(4,935)	$(12,169)	$(14,470)
Stock-based compensation	4,963	3,869	9,279	8,481
Amortization expense related to acquisition	253	—	505	—
Litigation and settlement expense	—	—	—	836
Non-GAAP net loss	$(3,053)	$(1,066)	$(2,385)	$(5,153)
Non-GAAP net loss per share:
Basic and diluted	$(0.04)	$(0.02)	$(0.03)	$(0.08)
Weighted average shares used in computing non-GAAP net loss per share:
Basic and diluted	69,770	64,861	69,173	64,584

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$46,385	$28,975
Marketable securities	85,773	85,372
Accounts receivable, net of allowances	41,370	66,755
Inventory	15,385	15,070
Prepaid expenses and other current assets	7,336	5,137
Total current assets	196,249	201,309
Property and equipment, net	8,266	8,219
Goodwill and intangible assets	7,218	7,940
Other non-current assets	4,930	3,870
Total Assets	$216,663	$221,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,318	$9,851
Accrued liabilities	25,396	31,525
Deferred revenue	61,840	61,334
Total current liabilities	95,554	102,710
Deferred revenue, non-current	30,671	31,574
Other non-current liabilities	794	988
Total Liabilities	127,019	135,272
Stockholders’ Equity:
Common stock and additional paid-in-capital	344,818	328,870
Accumulated other comprehensive loss	(46)	(45)
Accumulated deficit	(255,128)	(242,759)
Total Stockholders' Equity	89,644	86,066
Total Liabilities and Stockholders' Equity	$216,663	$221,338

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(12,169)	$(14,470)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,332	3,717
Stock-based compensation	9,279	8,481
Other non-cash items	386	1,051
Changes in operating assets and liabilities:		.
Accounts receivable, net	25,071	17,535
Inventory	(2,214)	2,846
Prepaid expenses and other assets	(3,196)	(479)
Accounts payable	(1,810)	(2,668)
Accrued liabilities	(5,544)	348
Deferred revenue	(397)	2,960
Other	33	(65)
Net cash provided by operating activities	13,771	19,256
Cash flows from investing activities:
Purchases of marketable securities	(47,074)	(92,682)
Proceeds from sales and maturities of marketable securities	46,542	7,609
Purchases of property and equipment	(1,513)	(2,588)
Payment for acquisition	—	(4,380)
Net cash used in investing activities	(2,045)	(92,041)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	7,207	3,350
Repurchase and retirement of common stock	(816)	—
Payment of contingent consideration	(650)	—
Other	(57)	(50)
Net cash provided by financing activities	5,684	3,300
Net increase (decrease) in cash and cash equivalents	17,410	(69,485)
Cash and cash equivalents - beginning of period	28,975	98,117
Cash and cash equivalents - end of period	$46,385	$28,632